Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Steve Adams
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6462

Synovus Announces Earnings for the Second Quarter 2019
Diluted Earnings per Share of $0.96, up 5.5% vs. $0.91 in 2Q18
Adjusted Diluted Earnings per Share of $1.00, up 8.4% vs. $0.92 in 2Q18

COLUMBUS, Ga., July 16, 2019 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Diluted EPS of $0.96; adjusted diluted EPS of $1.00, up 1.5% sequentially and 8.4% year over year.

•	Period-end loan growth of $504.1 million, or 5.7% annualized, from prior quarter.

•	Average non-interest-bearing deposits excluding public funds up $312.4 million or 15.1% sequentially.

•	Non-interest income growth of 13.1% sequentially, or 15.0% on an adjusted basis.

•	Key credit metrics continued to improve, with non-performing asset (NPA) and non-performing loan ratios declining 5 and 6 basis points, respectively.

•	Completed integration of all Florida Community Bank (FCB) systems, customers, branches, and branding.

•	Increased the 2019 share repurchase authorization from $400 million to $725 million.

•	Announced and priced a public offering of $350 million of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q19	1Q19	2Q18	2Q19	1Q19	2Q18
Net income available to common shareholders	$153,034	$117,036	$108,622	$158,892	$160,155	$109,824
Diluted earnings per share	0.96	0.72	0.91	1.00	0.98	0.92
Total loans	36,138,561	35,634,501	25,134,056	N/A	N/A	N/A
Total deposits	37,966,722	38,075,190	26,442,688	N/A	N/A	N/A
Total revenues	487,880	477,183	358,084	488,270	476,250	359,417
Return on avg assets	1.35%	1.06%	1.42%	1.40%	1.45%	1.43%
Return on avg common equity	14.32	10.98	15.39	14.87	15.03	15.56
Return on avg tangible common equity	16.66	12.88	15.80	17.29	17.52	15.97
Net interest margin	3.69	3.78	3.86	3.48	3.59	N/A
Efficiency ratio	54.14	61.28	56.99	52.08	50.24	56.41
Net charge-off ratio	0.13	0.19	0.29	N/A	N/A	N/A
NPA ratio	0.39	0.44	0.50	N/A	N/A	N/A

“Our results in the second quarter reflect the strength of our core business and our geography, with broad-based loan growth and solid credit and profitability metrics,” said Kessel D. Stelling, Synovus chairman and CEO.  “We are pleased with the early wins in our expanded Florida footprint as we introduce our broader capabilities to new customers and prospects.  We not only expect continued successes in that region, but across our entire footprint, as our core and specialty bankers work together to serve customers.  The real and sustaining competitive differentiator for our company remains our talented team that is passionate about the important work they do and proud to represent our brand of relationship-centered banking and financial services in our markets.”

Balance Sheet

Loans**

(dollars in millions)	2Q19	1Q19	Linked Quarter Change	Linked Quarter % Change*	2Q18	Year/Year Change	Year/Year % Change
Commercial & industrial	$16,247.5	$16,127.6	$119.9	3.0%	$12,275.5	$3,972.1	32.4%
Commercial real estate	10,348.4	10,268.4	80.0	3.1	6,644.2	3,704.3	55.8
Consumer	9,566.1	9,262.1	304.0	13.2	6,237.1	3,329.0	53.4
Unearned income	(23.6)	(23.7)	0.1	(1.7)	(22.7)	(0.9)	3.8
Total loans	$36,138.6	$35,634.5	$504.1	5.7%	$25,134.1	$11,004.5	43.8%

*	Annualized

**	Amounts may not total due to rounding

•	Total loans ended the quarter at $36.14 billion, up $504.1 million or 5.7% annualized from the previous quarter, with growth across all categories.

•	Steady growth in commercial and industrial loans, with strong contributions from a number of markets and teams.

•
Commercial real estate loan growth led by investment properties, including multi-family, hotel and shopping centers, which grew a combined $121.2 million, partially offset by declines in office and warehouse.

Continued positive trends in the consumer category, driven by lending partnerships, up $211.9 million, and by mortgage and HELOC growth, up $42.1 million and $44.5 million, respectively.

Deposits**

(dollars in millions)	2Q19	1Q19	Linked Quarter Change	Linked Quarter % Change*	2Q18	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$8,577.6	$8,440.5	$137.1	6.5%	$6,820.0	$1,757.6	25.8%
Interest-bearing DDA	4,847.2	4,911.2	(64.0)	(5.2)	4,060.3	786.9	19.4
Money market	8,952.9	8,912.5	40.3	1.8	7,388.2	1,564.7	21.2
Savings	891.2	903.8	(12.6)	(5.6)	822.6	68.6	8.3
Public funds	4,351.3	4,630.0	(278.7)	(24.1)	2,224.6	2,126.7	95.6
Time deposits	7,343.0	7,568.1	(225.1)	(11.9)	3,275.9	4,067.0	124.1
Brokered deposits	3,003.5	2,709.0	294.5	43.6	1,851.0	1,152.5	62.3
Total deposits	$37,966.7	$38,075.2	$(108.5)	(1.1)%	$26,442.7	$11,524.0	43.6%

*	Annualized

**	Amounts may not total due to rounding

•	Total deposits ended the quarter at $37.97 billion, down $108.5 million or 1.1% annualized from first quarter 2019.

•
Managed deposit cost and mix during the quarter, with growth in core transaction deposits of $100.8 million and a lower composition of public funds and CDs. Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds.

•	The decline in public funds and CDs was partially offset by growth in brokered deposits of $294.5 million, which replaced maturing CDs at shorter durations and lower rates.

•
On an average basis, non-interest bearing demand deposit accounts grew $249.9 million, or 11.1% annualized over the first quarter. Excluding the impact of public funds deposit runoff, non-interest bearing demand deposits increased $312.4 million from the previous quarter.

•	The loan to deposit ratio was 95.2%, up from 93.6% in the prior quarter.

Income Statement Summary**

(in thousands, except per share data)	2Q19	1Q19	Linked Quarter Change	Linked Quarter % Change	2Q18	Year/Year Change	Year/Year % Change
Net interest income	$397,262	$397,175	$87	nm	$284,577	$112,685	39.6%
Non-interest income	89,807	79,378	10,429	13.1%	73,387	16,420	22.4
Non-interest expense	264,126	292,410	(28,284)	(9.7)	204,057	60,069	29.4
Provision expense	12,119	23,569	(11,450)	(48.6)	11,790	329	2.8
Income before taxes	$210,824	$160,574	$50,250	31.3%	$142,117	$68,707	48.3%
Income tax expense	54,640	40,388	14,252	35.3	30,936	23,704	76.6
Preferred stock dividends	3,150	3,150	—	nm	2,559	591	23.1
Net income available to common shareholders	$153,034	$117,036	$35,998	30.8%	$108,622	$44,412	40.9%
Weighted average common shares outstanding, diluted	159,077	162,760	(3,683)	(2.3)	119,139	39,938	33.5
Diluted earnings per share	$0.96	$0.72	$0.24	33.8%	$0.91	$0.05	5.5%
Adjusted diluted earnings per share	$1.00	$0.98	$0.02	1.5%	$0.92	$0.08	8.4%

**	Amounts may not total due to rounding
nm - not meaningful

Core Performance

•	Total revenues were $487.9 million in the second quarter, up $10.7 million or 2.2% from the previous quarter.

•	Net interest income was flat compared to the prior quarter.

•
Net interest margin was 3.69%, down 9 basis points from the previous quarter; includes $21.0 million or 21 basis points of purchase accounting adjustments (PAA) compared to $18.8 million or 19 basis points in first quarter.

◦	The sequential decrease in net interest margin was driven by the declining rate environment and full quarter effect of subordinated debt that was issued in the first quarter.

◦	Excluding the impact of PAA, earning asset yields declined 3 basis points and the effective cost of funds increased 8 basis points.

•	Non-interest income increased $10.4 million or 13.1% from the prior quarter and $16.4 million or 22.4% compared to second quarter 2018.

◦	The sequential increase was primarily attributable to a $3.5 million, or 70.9%, increase in capital markets income and a $2.8 million, or 56.4%, increase in mortgage banking income.

•	Non-interest expense declined $28.3 million or 9.7% due to lower merger-related expenses, and adjusted non-interest expense increased $14.1 million or 5.8% from the prior quarter.

◦
The increase in adjusted expenses resulted mainly from higher producer commissions, increased servicing fees related to growth in our lending partnership portfolio, and higher consulting fees tied to various business and technology initiatives.

◦	Employment taxes were seasonally lower by $3.3 million.

•	Provision expense was $12.1 million, an $11.5 million decrease from the previous quarter, primarily due to lower charge-off activity.

•	The effective tax rate was 25.9% for the quarter.

Capital Ratios

	2Q19		1Q19	2Q18
Common equity Tier 1 capital (CET1) ratio	9.61%	(1)	9.52%	10.12%
Tier 1 capital ratio	10.09	(1)	10.01	11.25
Total risk-based capital ratio	12.11	(1)	12.06	13.08
Tier 1 leverage ratio	8.92	(1)	8.81	10.03
Tangible common equity ratio(2)	8.56		8.30	8.77

(1)	Ratios are preliminary

(2)	Non-GAAP measure; see applicable reconciliation

Capital

•	Capital ratios remained strong and all increased slightly during the quarter.

•	During the second quarter 2019, Synovus announced an increase in the share repurchase authorization from $400 million to $725 million, and completed repurchases of $25.0 million.

◦	Year-to-date share repurchases total $345.0 million and share count has declined by 8.0% since January 1, 2019.

•
During the second quarter 2019, Synovus announced and priced a public offering of $350 million of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E. This transaction closed on July 1 and is not included in second quarter results.

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 16, 2019. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $47 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 297 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of American Banker’s “Best Banks to Work For” in 2018 and has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposit growth, loan growth and the net interest margin; expectations on our growth strategy, strategic transactions (including the FCB transaction), expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and common equity Tier 1 capital (CET1) ratio (fully phased-in) are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and the CET1 capital ratio, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest income are measures used by management to evaluate total revenues and non-interest income exclusive of net investment securities gains (losses) and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio and common equity Tier 1 capital (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q19	1Q19	2Q18
Adjusted non-interest income
Total non-interest income	$89,807	$79,378	$73,387
Add/subtract: Investment securities losses (gains), net	1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(1,455)	(858)	37
Adjusted non-interest income	$90,197	$78,445	$74,720

Adjusted non-interest expense
Total non-interest expense	$264,126	$292,410	$204,057
Subtract: Merger-related expense	(7,401)	(49,738)	—
Add: Litigation settlement/contingency expense	—	—	1,400
Subtract: Restructuring charges, net	(18)	(19)	(103)
Subtract: Fair value adjustment to Visa derivative	$—	$—	$(2,328)
Adjusted non-interest expense	$256,707	$242,653	$203,026

Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$256,707	$242,653	$203,026
Subtract: Amortization of intangibles	(2,410)	(3,392)	(292)
Adjusted tangible non-interest expense	$254,297	$239,261	$202,734

Net interest income	$397,262	$397,175	$284,577
Add: Tax equivalent adjustment	811	630	120
Add: Total non-interest income	89,807	79,378	73,387
Total FTE revenues	487,880	477,183	358,084
Add/subtract: Investment securities losses (gains), net	1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(1,455)	(858)	37
Adjusted total revenues	$488,270	$476,250	$359,417
Efficiency ratio-FTE	54.14%	61.28%	56.99%
Adjusted tangible efficiency ratio	52.08	50.24	56.41

Reconciliation of Non-GAAP Financial Measures, continued

(in thousands, except per share data)	2Q19	1Q19	2Q18
Adjusted Return on Average Assets
Net income	$156,184	$120,186	$111,181
Subtract: Income tax expense, net related to State Tax Reform	—	—	(608)
Add: Merger-related expense	7,401	49,738	—
Subtract: Litigation settlement/contingency expense	—	—	(1,400)
Add: Restructuring charges, net	18	19	103
Add: Fair value adjustment to Visa derivative	—	—	2,328
Add/subtract: Investment securities losses (gains), net	1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(1,455)	(858)	37
Subtract: Tax effect of adjustments	(1,951)	(5,705)	(554)
Adjusted net income	$162,042	$163,305	$112,383
Net income annualized	$626,452	$487,421	$445,946
Adjusted net income annualized	$649,949	$662,293	$450,767
Total average assets	$46,549,432	$45,794,621	$31,502,758
Return on average assets	1.35%	1.06%	1.42%
Adjusted return on average assets	1.40	1.45	1.43

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$153,034	$117,036	$108,622
Subtract: Income tax expense, net related to State Tax Reform	—	—	(608)
Add: Merger-related expense	7,401	49,738	—
Subtract: Litigation settlement/contingency expense	—	—	(1,400)
Add: Restructuring charges, net	18	19	103
Add: Fair value adjustment to Visa derivative	—	—	2,328
Add/subtract: Investment securities losses (gains), net	1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(1,455)	(858)	37
Subtract: Tax effect of adjustments	(1,951)	(5,705)	(554)
Adjusted net income available to common shareholders	$158,892	$160,155	$109,824
Weighted average common shares outstanding, diluted	159,077	162,760	119,139
Net income per common share, diluted	$0.96	$0.72	$0.91
Adjusted net income per common share, diluted	1.00	0.98	0.92

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	2Q19	1Q19	2Q18

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$153,034	$117,036	$108,622
Subtract: Income tax expense, net related to State Tax Reform	—	—	(608)
Add: Merger-related expense	7,401	49,738	—
Subtract: Litigation settlement/contingency expense	—	—	(1,400)
Add: Restructuring charges, net	18	19	103
Add: Fair value adjustment to Visa derivative	—	—	2,328
Add/subtract: Investment securities losses (gains), net	1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(1,455)	(858)	37
Subtract: Tax effect of adjustments	(1,951)	(5,705)	(554)
Adjusted net income available to common shareholders	$158,892	$160,155	$109,824

Adjusted net income available to common shareholders annualized	$637,314	$649,518	$440,502
Add: Amortization of intangibles	7,250	10,317	896
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$644,564	$659,835	$441,398

Net income available to common shareholders annualized	$613,818	$474,646	$435,682
Add: Amortization of intangibles	7,250	10,317	896
Net income available to common shareholders excluding amortization of intangibles annualized	$621,068	$484,963	$436,578

Total average shareholders' equity less preferred stock	$4,286,369	$4,321,561	$2,831,368
Subtract: Goodwill	(487,601)	(480,215)	(57,315)
Subtract: Other intangible assets, net	(69,853)	(75,191)	(10,555)
Total average tangible shareholders' equity less preferred stock	$3,728,915	$3,766,155	$2,763,498
Return on average common equity	14.32%	10.98%	15.39%
Adjusted return on average common equity	14.87	15.03	15.56
Return on average tangible common equity	16.66	12.88	15.80
Adjusted return on average tangible common equity	17.29	17.52	15.97

Reconciliation of Non-GAAP Financial Measures, continued
	June 30,	March 31,	June 30,
(dollars in thousands)	2019	2019	2018
Tangible Common Equity Ratio

Total assets	$47,318,203	$46,604,344	$31,740,305
Subtract: Goodwill	(492,390)	(480,215)	(57,315)
Subtract: Other intangible assets, net	(61,473)	(74,683)	(10,458)
Tangible assets	$46,764,340	$46,049,446	$31,672,532

Total shareholders’ equity	$4,753,816	$4,572,072	$3,167,694
Subtract: Goodwill	(492,390)	(480,215)	(57,315)
Subtract: Other intangible assets, net	(61,473)	(74,683)	(10,458)
Subtract: Preferred Stock, no par value	(195,140)	(195,140)	(321,118)
Tangible common equity	$4,004,813	$3,822,034	$2,778,803
Total shareholders’ equity to total assets ratio	10.05%	9.81%	9.98%
Tangible common equity ratio	8.56	8.30	8.77

Reconciliation of Non-GAAP Financial Measures, continued
June 30,
(dollars in thousands)	2019
CET1 capital ratio (fully phased-in)
CET1 capital	$3,899,532
Total risk-weighted assets	$40,564,781
Total risk-weighted assets (fully phased-in)	$40,633,187
CET1 capital ratio	9.61%
CET1 capital ratio (fully phased-in)	9.60